UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2005

PLACER SIERRA BANCSHARES

(Exact name of registrant as specified in its charter)

California	0-50652	94-3411134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 554-4750

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

On March 31, 2005, the wholly-owned subsidiary of Placer Sierra Bancshares (NASDAQNMS: PLSB) (the “Company”), Placer Sierra Bank (the “Bank”) provided written notice to Aurum Technology, Inc. d/b/a Fidelity Integrated Financial Solutions that it was exercising its right to terminate that certain Agreement for Information Technology Services dated as of December 21, 2000, as amended from time to time and as partially assigned and assumed as of September 30, 2003 (the “Agreement”) by and between Placer Sierra Bank and Aurum Technology Inc. d/b/a Fidelity Integrated Financial Solutions. The Agreement will terminate on March 1, 2006. The Bank has not incurred early termination penalties. Under the terms of the Agreement, Aurum Technology Inc. d/b/a Fidelity Integrated Financial Solutions provides the Bank’s item and core processing services. The Agreement has been filed as Exhibit 10.42 and 10.43 to the Company’s Annual Report on Form 10-K filed on March 30, 2005, which exhibits are incorporated herein by reference.

Section 8 – Other Events

Item 8.01.	Other Events.

On April 6, 2005, the Company issued a press release announcing that Robert C. Campbell, Jr., will retire from the position of president of the Company’s Bank of Orange County Division effective April 30, 2005. Mr. Campbell’s responsibilities will be assumed by Marshall V. Laitsch, who was named president of the Company’s Southern California Division in January 2005. Mr. Campbell will remain in an advisory role with Placer Sierra Bancshares for the duration of his employment contract, reporting directly to Chairman and CEO Ron Bachli. The press release which appears as Exhibit 99.1 is filed and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares (Registrant)

Date April 7, 2005	/s/ DAVID E. HOOSTON
David E. Hooston Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 6, 2005